Exhibit 99.1



                  Certification of Principal Executive Officer
                           Pursuant to 18 U.S.C. 1350
                 (Section 906 of the Sarbanes-Oxley Act of 2002)


I, J. Steven Wilson, Chief Executive Officer of Riverside Group, Inc., (the "Registrant"), certify that to my knowledge, based upon a review of the Quarterly Report of Form 10-QSB for the period ended September 30, 2002 of the Registrant (the "Report"):

     1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.





/s/ J. Steven Wilson
Signature

Name:    J. Steven Wilson

Date:    November 13,  2002


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                                  Exhibit 99.2

                  Certification of Principal Executive Officer
                           Pursuant to 18 U.S.C. 1350
                 (Section 906 of the Sarbanes-Oxley Act of 2002)



I, Catherine J. Gray, Chief Financial Officer of Riverside Group, Inc., (the "Registrant"), certify that to my knowledge, based upon a review of the Quarterly Report of Form 10-QSB for the period ended September 30, 2002 of the Registrant (the "Report"):

     1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.





/s/ Catherine J. Gray
Signature

Name:    Catherine J. Gray

Date:    November 13, 2002